Exhibit 10.1
Execution Copy
COMMON UNIT
PURCHASE AGREEMENT
BY AND AMONG
UNIVERSAL COMPRESSION PARTNERS, L.P.
AND
THE PURCHASERS

Schedules and Exhibits

Schedule 2.01	—	List of Purchasers and Commitment Amounts

Schedule 8.07	—	Notice and Contact Information

Exhibit A	—	Form of Registration Rights Agreement

Exhibit B	—	Form of Legal Opinion

Exhibit C	—	Form of Partnership Officer’s Certificate

Exhibit D	—	Form of Purchaser’s Officer’s Certificate

COMMON UNIT PURCHASE AGREEMENT
     COMMON UNIT PURCHASE AGREEMENT, dated as of June 19, 2007 (this “Agreement”), by and among Universal Compression Partners, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule 2.01 attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, on May 29, 2007, the Partnership (and together with UCO GP, LLC (“GP LLC”), UCI GP LP LLC, UCO General Partner, LP (the “General Partner”), UCI MLP LP LLC, UCLP OLP GP LLC, UC Operating Partnership, L.P. (the “Operating Partnership”), UCLP Leasing GP LLC and UCLP Leasing, L.P., the “Buyer Parties”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Universal Compression, Inc. (“UCI” and together with UCO Compression 2005 LLC (“UCO 2005”), UCI Leasing Holding GP LLC, UCI Leasing Holding LP LLC and UCI Compressor Holding, L.P. (“Compressor Holding”), (the “Seller Parties”), pursuant to which UCI, UCO 2005 and Compressor Holding will contribute to the Partnership specified compression equipment and related compression services customer contracts (the “Drop Down”);
     WHEREAS, the Partnership desires to fund a portion of the cash consideration for the Drop Down through the sale of Common Units in a private placement exempt from the registration requirements of the Securities Act (as defined herein), and the Purchasers desire to purchase such Common Units from the Partnership, each in accordance with the provisions of this Agreement;
     WHEREAS, it is a condition to the obligations of the Purchasers hereunder that, concurrently with the closing of the issuance and sale of Common Units pursuant to this Agreement, the Partnership also close the Drop Down; and
     WHEREAS, the Partnership has agreed to provide Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.
     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall have the meaning specified in the introductory paragraph.
     “Allocated Purchase Amount” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading Allocated Purchase Amount on Schedule 2.01 hereto.
     “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Contribution Agreement and any and all other agreements or instruments executed and delivered by the Parties on even date herewith or at Closing relating to the issuance and sale of the Purchased Units, or any amendments, supplements, continuations or modifications thereto.
     “Board of Directors” means the board of directors of the GP LLC.
     “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas.
     “Buyer Parties” shall have the meaning specified in the recitals to this Agreement.
     “Closing” shall have the meaning specified in Section 2.02.
     “Closing Date” shall have the meaning specified in Section 2.02.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Units” means the Common Units of the Partnership representing limited partner interests therein.
     “Contribution Agreement” shall have the meaning specified in the recitals to this Agreement.
     “Credit Facility” means the $225 million senior secured credit agreement dated as of October 20, 2006 by and among the Partnership, the Operating Partnership and a syndicate of lenders and financial institutions named therein as parties thereto, as such credit agreement may be modified in connection with the Drop Down.
     “Delaware LLC Act” means the Delaware Limited Liability Company Act.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
     “Drop Down” shall have the meaning specified in the recitals to this Agreement.

     “Drop Down Material Adverse Effect” means a “Material Adverse Effect,” as defined in the Contribution Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
     “General Partner” shall have the meaning specified in the recitals to this Agreement.
     “Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership, its Subsidiaries or any of their Property or any of the Purchasers.
     “GP LLC” shall have the meaning specified in the recitals to this Agreement.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Incentive Distribution Rights” has the meaning specified for such term in the Partnership Agreement.
     “Indemnified Party” shall have the meaning specified in Section 7.03.
     “Indemnifying Party” shall have the meaning specified in Section 7.03.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
     “Lock-Up Date” means 90 days from the Closing Date.
     “LTIP” shall have the meaning specified in Section 3.02(c).
     “NASDAQ” means The NASDAQ Global Market.

     “Operating Partnership” shall have the meaning specified in the recitals to this Agreement.
     “Partnership” shall have the meaning specified in the introductory paragraph.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 20, 2006 as it may be further amended from time to time.
     “Partnership Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Partnership and its Subsidiaries, taken as a whole, (ii) the ability of the Partnership and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis, or (iii) the ability of the Partnership to consummate the transactions under any Basic Document. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Partnership or its Subsidiaries operate that do not have a disproportionate impact on the Partnership and its Subsidiaries, taken as a whole; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; or (c) changes in GAAP or other accounting principles.
     “Partnership Related Parties” shall have the meaning specified in Section 7.02.
     “Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchased Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.
     “Purchase Price” shall have the meaning specified in Section 2.01(c).
     “Purchaser” and “Purchasers” shall have the meaning specified in the introductory paragraph.
     “Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.
     “Purchaser Related Parties” shall have the meaning specified in Section 7.01.

     “Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit A, to be entered into at the Closing, among the Partnership and the Purchasers.
     “Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.
     “SEC Documents” shall have the meaning specified in Section 3.03
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Seller Parties” shall have the meaning specified in the recitals to this Agreement.
     “Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers; provided, that for the avoidance of doubt, the entering into of a total return swap shall not be considered to be a Short Sale.
     “Subordinated Units” has the meaning specified for such term in the Partnership Agreement.
     “Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.
     “Terminating Breach” shall have the meaning specified in Section 8.12(a).
     “Unitholders” means the Unitholders of the Partnership (within the meaning of the Partnership Agreement).
     Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
SALE AND PURCHASE
     Section 2.01 Sale and Purchase.
     (a) Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, the number of Purchased Units determined pursuant to paragraph (b) below of this Section 2.01, and each Purchaser agrees to pay to the Partnership the Purchase Price for each Purchased Unit. The obligation of each Purchaser under this Agreement is independent of the obligation of each other Purchaser, and the failure or waiver of performance with respect to any Purchaser does not excuse performance by any other Purchaser.
     (b) Common Units. The number of Purchased Units to be issued and sold to each Purchaser shall be equal to the quotient determined by dividing (i) the Allocated Purchase Amount for such Purchaser by (ii) the Purchase Price (as defined in Section 2.01(c) below), which quotient shall be rounded, if necessary, up or down to the nearest whole number.
     (c) Consideration. The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Units shall (the “Purchase Price”) be $34.75; provided, if the Closing is after the record date for holders of Common Units entitled to receive the distribution for the quarter ended June 30, 2007, the Purchase Price shall be reduced by the amount of such distribution.
     Section 2.02 Closing. The execution and delivery of the Basic Documents (other than this Agreement), the delivery of certificates representing the Purchased Units and the execution and delivery of all other instruments, agreements, and other documents required by this Agreement (the “Closing”) shall take place concurrently with the closing of the Drop Down, subject to satisfaction or waiver of all of the conditions to each of the respective Parties’ obligations to consummate the purchase and sale of the Purchased Units hereunder (such date, the “Closing Date”); provided, that the Partnership shall have given the Purchasers three (3) Business Days (or such shorter period as shall be agreeable to the Parties) prior written notice of such designated Closing Date. The Closing shall take place at the offices of Vinson & Elkins LLP, 2500 Fannin St., Suite 2500, Houston, Texas 77002.
     Section 2.03 Independent Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement and the Registration Rights Agreement. The failure or waiver of performance under this Agreement or the Registration Rights Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained in this Agreement or the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act with respect to such obligations or the transactions contemplated by the this Agreement and the Registration Rights Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
     The Partnership represents and warrants to the Purchasers as follows:
     Section 3.01 Existence of Partnership and its Subsidiaries.
     (a) The Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) has the requisite limited partnership power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect. The Partnership is not in material violation of its certificate of limited partnership or the Partnership Agreement.
     (b) Each of the Partnership’s Subsidiaries has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect. Each of the Partnership’s Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect. None of such Subsidiaries is in material violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents.
     Section 3.02 Purchased Units, Capitalization and Valid Issuance.

     (a) A true and correct copy of the Partnership Agreement, as amended through the date hereof, has been filed by the Partnership with the Commission as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K (File No. 001-33078) filed on October 26, 2006. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement.
     (b) As of the date of this Agreement and prior to the sale of the Purchased Units contemplated by this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 6,325,000 Common Units, 6,325,000 Subordinated Units and the Incentive Distribution Rights and the only issued and outstanding general partner interests are the 258,163 general partner units, representing the General Partner’s 2% general partner interest. All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement.
     (c) Other than the General Partner’s Long-Term Incentive Plan (the “LTIP”), the Partnership has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote is issued or outstanding. Except as have been granted pursuant to the LTIP, as contemplated by this Agreement, as are contained in or contemplated by the Partnership Agreement or as set forth in the the Contribution Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible or exchangeable securities or other rights, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interests in, the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or other equity interests, (ii) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests of the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries.
     (d) (i) All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Credit Facility and any other credit agreements entered into after the date hereof in the ordinary course of business, to which the Partnership or any of the Subsidiaries are party), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such Subsidiaries) and (ii) except as disclosed in the Partnership’s SEC Documents, neither the Partnership nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person other than such Subsidiaries.
     (e) The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.
     (f) The Partnership’s currently outstanding Common Units are quoted on NASDAQ, and the Partnership has not received any notice of delisting.
     (g) Except (i) as set forth in the Partnership Agreement, (ii) as provided in the Basic Documents or (iii) for existing awards under the LTIP, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of the Partnership or any of its Subsidiaries, in each case, pursuant to any agreement or instrument to which any of such entities is a party or by which any one of them may be bound. None of the execution of this Agreement, the offering or sale of the Purchased Units or the registration of the Purchased Units pursuant to the Registration Rights Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than pursuant to the Registration Rights Agreement and those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement.
     Section 3.03 SEC Documents. The Partnership has filed with the Commission all reports, schedules and statements required to be filed by it under the Exchange Act since December 31, 2006 (all such documents filed on or prior to the date of this Agreement, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (except to the extent corrected by a subsequently filed SEC Document filed prior to the date of this Agreement) (i) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (iii) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed.
     Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the SEC Documents and except for the Drop Down, since December 31, 2006, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than in connection with the Drop Down).
     Section 3.05 No Conflicts. The execution, delivery and performance by the Partnership of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by the Partnership pursuant thereto or in connection therewith, and compliance by the Partnership with the terms and provisions thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the organizational documents of the Partnership or any of its Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument, obligation or agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.05 would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
     Section 3.06 Authority. The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on its part; and the Basic Documents will constitute the legal, valid and binding obligations of Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

     Section 3.07 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, the filing and waiting period requirements under the HSR Act relating to the Drop Down or as otherwise set forth in the Contribution Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party or the Partnership’s issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
     Section 3.08 Insurance. The Partnership is insured by insurers of recognized financial responsibility covering its properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect the Partnership in the business in which the Partnership is engaged. The Partnership does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
     Section 3.09 Litigation. Except as set forth in the SEC Documents, there is no Action pending or, to the knowledge of the Partnership, contemplated or threatened against Partnership or any of its Subsidiaries or any of their respective officers, directors, properties or assets, which (individually or in the aggregate) reasonably would be expected to have a Partnership Material Adverse Effect or which challenges the validity of this Agreement.
     Section 3.10 MLP Status. The Partnership has, for each taxable year beginning after December 31, 2005 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.
     Section 3.11 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.12 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
     Section 3.13 Certain Fees. Other than fees payable to Lehman Brothers Inc. for its service as placement agent, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions.

     Section 3.14 No Side Agreements. Except for the confidentiality agreements described in Section 8.06 and the Basic Documents, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.
     Section 3.15 Compliance with Laws. Neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
     Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself as follows:
     Section 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.
     Section 4.02 No Conflicts. The execution, delivery and performance by such Purchaser of the Basic Documents and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, except in the case of clauses (a) and (c), where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, subject to Section 8.04(c), any Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party or transfer Purchased Units to an Affiliate of such Purchaser provided that any such transaction is exempt from registration under the Securities Act and is otherwise in compliance with all applicable securities laws.
     Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (b) it is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act), (c) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (d) it is acquiring the Purchased Units purchased by it only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof. Such Purchaser is not an entity formed for the specific purpose of acquiring the Purchased Units.
     Section 4.05 Receipt of Information. Such Purchaser acknowledges that it (a) has access to the SEC Documents and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters, including with respect to the Drop Down.
     Section 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

     Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
     Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend:
“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
     Section 4.09 Reliance on Exemptions. Such Purchaser understands that the Purchased Units are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Partnership is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Purchased Units.
     Section 4.10 Reliance on Purchaser Statements. Such Purchaser acknowledges that the Partnership and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement.
     Section 4.11 No Side Agreements. Except for the confidentiality agreements described in Section 8.06 and the Basic Documents, there are no other agreements by, among or between such Purchaser or any of its Affiliates, on the other hand, and the Partnership or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.
     Section 4.12 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with the Partnership or Lehman Brothers Inc. about the transactions contemplated by this Agreement and the date hereof; provided, that the foregoing shall not apply, in the case of a Purchaser that is a large multi-unit investment banking organization, to activities in the normal course of the securities trading units of such Purchaser other than the unit participating in this transaction (the “Participating Unit”) so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership or its Subsidiaries by the Participating Unit; provided, further, that with respect to LB I Group, Inc. the foregoing representation is made solely by, and shall apply solely to, the Global Trading

Strategies group of Lehman Brothers Inc. and is not made by, nor is it applicable to, any other persons, Affiliates or associated business units of Lehman Brothers Holdings Inc.
ARTICLE V
COVENANTS
     Section 5.01 Purchaser Lock-Up. Without the prior written consent of the Partnership, each Purchaser agrees that from and after the Closing it will not offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units prior to the Lock-Up Date; provided, however, that subject to Section 8.04(c), any Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party or transfer Purchased Units to an Affiliate of such Purchaser provided that any such transaction is exempt from registration under the Securities Act and is otherwise in compliance with all applicable securities laws.
     Section 5.02 Subsequent Public Offerings. Without the written consent of the holders of a majority of the Purchased Units, taken as a whole, prior to the Lock-Up Date, the Partnership shall not grant, issue or sell any Common Units, or other equity or voting securities of the Partnership (“Partnership Securities”), any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (1) the issuance of the Purchased Units, (2) the issuance of awards pursuant to the LTIP or the issuance of Common Units upon the vesting of phantom units or the exercise of options to purchase Common Units, in each case granted pursuant to the LTIP, (3) the issuance of Partnership Securities to finance future accretive acquisitions (or the repayment of indebtedness incurred in connection with such accretive acquisitions), (4) the issuance of Partnership Securities to the General Partner or its Affiliates in connection with the Drop Down, or (5) the issuance of Partnership Securities to the General Partner in order for the General Partner to maintain its 2% general partner interest in the Partnership. Notwithstanding the foregoing, the Partnership shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.
     Section 5.03 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings (including, without limitation and if applicable, under the HSR Act) and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

     Section 5.04 Disclosure; Public Filings. The Partnership shall not disclose the name or identity of any of the Purchasers as a Purchaser without the prior written consent of such Purchaser, except (i) in connection with the Partnership’s filing of reports pursuant to the Exchange Act, as a result of this Agreement, the other Basic Documents or the transactions contemplated hereby and thereby, or (ii) as required by applicable Law or the rules or regulations of NASDAQ or other exchange on which securities of the Partnership are listed or traded; provided, however, that, in the event that any such required disclosure contains specific information about a Purchaser (other than such Purchaser’s identity and ownership interest in the Partnership, the type of Partnership securities owned by such Purchaser and any other information about this Agreement, the other Basic Documents or the transactions contemplated hereby and thereby), the Partnership shall, prior to making such disclosure, provide such Purchaser with a draft of such disclosure and permit such Purchaser reasonable opportunity (in light of the circumstances) to review and comment on such disclosure and consider in good faith (but not be required to accept) any comments proposed by such Purchaser.
     Section 5.05 Certain Special Allocations of Book and Taxable Income. To the extent that the Purchase Price is less than the trading price of the Common Units on NASDAQ as of the Closing Date, the General Partner intends to specially allocate items of book and taxable income to the Purchasers so that their capital accounts in their Common Units are consistent, on a per-unit basis, with the capital accounts of the other holders of Common Units (and thus to assure fungibility of all Common Units). Such special allocation will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (i) a book-up event or book-down event in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Common Units or (ii) a transfer by a Purchaser of Common Units to a Person that is not an Affiliate of the holder. A Purchaser holding a Common Unit shall be required to provide notice to the General Partner of the transfer of a Common Unit to a Person that is not an Affiliate of the Purchaser no later than the last Business Day of the calendar year during which such transfer occurred, unless by virtue of the application of clause (i) above, the General Partner has determined that the Common Units transferred are consistent, on a per-unit basis, with the capital accounts of the other holders of Common Units.
     Section 5.06 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Purchased Units acquired hereunder by the Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective; provided, however, that the foregoing shall not apply, in the case of a Purchaser that is a large multi-unit investment banking organization, to activities in the normal course of the trading units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership or its Subsidiaries by the Participating Unit. No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Partnership otherwise owned by such Purchaser or borrowed from a broker after the date of the public announcement of this Agreement by the Partnership.
     Section 5.07 Listing of Purchased Units on NASDAQ. Prior to Closing. the Partnership shall have submitted to NASDAQ a Notification Form: Listing of Additional Shares to list the Purchased Units.
ARTICLE VI
CLOSING CONDITIONS
     Section 6.01 Conditions to the Closing.
     (a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
     (ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
     (iii) the Partnership shall have concurrently closed the Drop Down, substantially on the terms set forth in the Contribution Agreement.
     (b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;
     (ii) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

     (iii) no Partnership Material Adverse Effect or Drop Down Material Adverse Effect shall have occurred and be continuing;
     (iv) no notice of delisting from NASDAQ shall have been received by the Partnership with respect to the Common Units; and
     (v) the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 6.02.
     (c) The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;
     (ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
     (iii) since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing; and
     (iv) each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 6.03.
     Section 6.02 Partnership Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:
     (a) The Purchased Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws and those imposed by such Purchaser;
     (b) Copies of (i) the Certificate of Limited Partnership of the Partnership, (ii) the Certificate of Limited Partnership of the General Partner and (iii) the Certificate of

Formation of the GP LLC, each certified by the Secretary of State of the State of Delaware, dated as of a recent date;
     (c) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that the Partnership is in good standing;
     (d) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership;
     (e) An opinion addressed to the Purchasers from legal counsel to the Partnership, dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit B;
     (f) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C; and
     (g) A certificate of the Secretary or Assistant Secretary of GP LLC, on behalf of the Partnership, certifying as to (i) the Partnership Agreement, as amended, (ii) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers.
     Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered:
     (a) Payment to the Partnership of such Purchaser’s Allocated Purchase Amount by wire transfer(s) of immediately available funds to an account designated by Partnership in writing at least two (2) Business Days prior to the Closing;
     (b) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser; and
     (c) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D.
ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES
     Section 7.01 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly on demand, pay and reimburse each of them costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein; provided, that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which shall be specifically indemnifiable under this provision.
     Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership and its Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay and reimburse each of them costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided, that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which shall be specifically indemnifiable under this provision.
     Section 7.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Partnership has an obligation under this Agreement or the Registration Rights Agreement, the expense of complying with such obligation shall be an expense of the Partnership unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement or the Registration Rights Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein. If any provision in this Agreement or the Registration Rights Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Registration Rights Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement or the Registration Rights Agreement, and the remaining provisions shall remain in full force and effect. This Agreement and the Registration Rights Agreement have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
     Section 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.05, 3.06, 3.07, 3.10, 3.11, 3.12, 3.13, 3.14, 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.
     Section 8.03 No Waiver; Modifications in Writing.
     (a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
     (b) Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of any Basic Document and any consent to any departure by the Partnership from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.
     Section 8.04 Binding Effect; Assignment.
     (a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.
     (b) Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable federal and state securities Laws, Section 5.01 and the Registration Rights Agreement.
     (c) Assignment of Rights. Each Purchaser under this Agreement may assign all or any portion of its rights hereunder without the consent of the Partnership to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser; provided, the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights may not otherwise be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld).
     Section 8.05 [Reserved]
     Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has entered into a confidentiality agreement in favor of the Partnership shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.
     Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses listed in Schedule 8.07 of this Agreement or to such other address as the Partnership or a Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice that the recipient has read the message, if sent via electronic mail; upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 8.08 Removal of Legend. The Partnership shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Units at the request of a Purchaser submitting to the Partnership such certificates unless the Partnership, with the advice of counsel, determines that such removal is inappropriate. In connection with any such request, each of the Partnership and the Purchaser shall use commercially reasonable efforts to take such actions as are reasonably requested by the Partnership’s transfer agent in order to facilitate the removal of such legend.
     Section 8.09 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”
     Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.
     Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 8.12 Termination.
     (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing:
     (i) by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Partnership; or
     (ii) by the written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts, (A) if any representation or warranty of the Partnership set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the Partnership set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”); provided, that, each Terminating Breach would cause the conditions to the Purchasers’ obligations not to be satisfied and such Terminating Breach is not cured within twenty (20) days after written notice from one or more Purchasers.
     (b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
     (i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
     (ii) if the Contribution Agreement shall have been terminated pursuant to its terms; or
     (iii) if the Closing shall not have occurred before August 31, 2007.
     (c) In the event of the termination of this Agreement as provided in Sections 8.12(a) or 8.12(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except (i) as set forth in Article VII of this Agreement and (ii) with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided, that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
     Section 8.13 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the

Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 8.14 Expenses. The Partnership hereby covenants and agrees to reimburse Andrews Kurth LLP for reasonable and documented legal fees and related expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, provided that such costs and expenses do not exceed $60,000. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement or the Registration Rights Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
     Section 8.15 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO General Partner, L.P.,
its General Partner

By:	UCO GP, LLC,
its General Partner

By:	/s/ Daniel Schlanger

Name: DANIEL SCHLANGER
Title: SR. VICE PRESIDENT & CFO
[Signature Page to Purchase Agreement]

ROYAL BANK OF CANADA by its agent RBC Capital Markets Corporation
By:	/s/ Josef Muskatel
	Name:	Josef Muskatel
	Title:	Director and Senior Counsel

By:	/s/ David Weiner
	Name:	David Weiner
	Title:	Managing Director

[Signature Page to Purchase Agreement]

KIDRON CAPITAL LLC
By:	/s/ Chuck Webster
	Name:	Chuck Webster
	Title:	Managing Member

[Signature Page to Purchase Agreement]

STRUCTURED FINANCE AMERICAS, LLC
By:	/s/ Sunil Hariani
	Name:	Sunil Hariani
	Title:	VP

By:	/s/ Jill Rathjen
	Name:	Jill Rathjen
	Title:	VP

[Signature Page to Purchase Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:	/s/ Zachary A. Hamel
	Name:	Zachary A. Hamel
	Title:	Senior Vice President

[Signature Page to Purchase Agreement]

TORTOISE ENERGY CAPITAL CORPORATION
By:	/s/ Zachary A. Hamel
	Name:	Zachary A. Hamel
	Title:	Senior Vice President

[Signature Page to Purchase Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Vice President

[Signature Page to Purchase Agreement]

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Vice President

[Signature Page to Purchase Agreement]

LB I Group Inc.
By:	/s/ Eric Salzman
	Name:	ERIC SALZMAN
	Title:	MANAGING DIRECTOR

[Signature Page to Purchase Agreement]

Schedule 2.01

Purchasers	Allocated Purchase Amount
Kidron Capital LLC	$17,500,100.00

Structured Finance Americas, LLC	10,000,007.50

Royal Bank of Canada	7,500,092.50

Tortoise Energy Infrastructure Corporation	9,000,006.75

Tortoise Energy Capital Corporation	6,000,004.50

Kayne Anderson MLP Investment Company	13,125,005.50

Kayne Anderson Energy Total Return Fund	1,875,005.75

LB I Group, Inc.	5,000,003.75

Total	$70,000,226.25

Schedule 2.01

Schedule 8.07
Notice and Contact Information

If to Universal Compression Partners,	With a copy, which shall not constitute
L.P.:	notice, to:

Universal Compression Partners, L.P.	Vinson & Elkins L.L.P.
4444 Brittmoore Road	1001 Fannin, Suite 2500
Houston, Texas 77041	Houston, Texas 77002

Attention: General Counsel	Attention: Douglas E. McWilliams
Facsimile: (713) 335-7867	Facsimile: (713) 615-5725

If to Structured Finance Americas, LLC:

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attn: Sunil Hariani

If to Royal Bank of Canada: RBC Capital Markets 1 Liberty Plaza, 2nd Floor New York, NY 10006 Attention: David Weiner and Daniel Weinstein	With a copy, which shall not constitute notice, to: RBC Capital Markets 1 Liberty Plaza, 2nd Floor New York, NY 10006 Attention: Josef Muskatel

If to Kidron Capital LLC:

601 Carlson Parkway, Suite 730
Minnetonka, Minnesota 55305
Attn: Chuck Webster
cwebster@kidroncapital.com
Schedule 8.07

If to Tortoise Energy Capital Corporation
or Tortoise Energy Infrastructure
Corporation.:

10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
Attn: Mr. Terry Matlack
Fax: (913) 981-1021
tmatlack@tortoiseadvisors.com
With a copy to: Steven F. Carman Blackwell Sanders Peper Martin LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 Fax: (816) 983-8080 scarman@blackwellsanders.com

If to Kayne Anderson Energy Total Return
Fund, Inc. or Kayne Anderson MLP
Investment Company:

1800 Avenue of the Stars, 2nd Floor
Los Angeles, California 90067
Attn: David Shladovsky
Fax: (310) 284-6490

If to LB I Group, Inc.:
Eric Salzman Global Trading Strategies
Lehman Brothers Inc.
399 Park Avenue, 9th Floor
New York, New York 10022
eric.salzman@lehman.com
Schedule 8.07

Exhibit A
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2007, by and among Universal Compression, L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed on the signature pages to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of Common Units (the “Purchased Units”) pursuant to the Common Unit Purchase Agreement, dated as of June 19, 2007, by and among the Partnership and the Purchasers (the “Purchase Agreement”);
     WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
     WHEREAS, it is a condition to the obligations of each Purchaser and the Partnership under the Purchase Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning specified therefor in the introductory paragraph.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Units” means the Common Units of the Partnership representing limited partner interests therein.
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

     “Excluded Registrable Security” has the meaning specified in Section 2.01(a).
     “Holder” means the record holder of any Registrable Securities.
     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
     “Liquidated Damages Multiplier” means the product of $34.75 times the number of Common Units purchased by such Purchaser (excluding any Excluded Registrable Securities).
     “Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
     “NASDAQ” means The NASDAQ Global Market.
     “Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Other Holders” has the meaning specified therefor in Section 2.02(b) of this Agreement.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means: (i) the Common Units comprising the Purchased Units and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01 of this Agreement, if any, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.06(b) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.06(b) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

2

     “Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).
     “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is eligible for resale pursuant to Rule 144(k) (or any similar provision then in force under the Securities Act); (d) such Registrable Security is held by the Partnership or one of its subsidiaries; (e) two years from the Closing; or (f) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Shelf Registration.
          (a) Deadline To Go Effective. As soon as practicable following the Closing, but in any event within 180 days of the Closing, the Partnership shall prepare and file a Shelf Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Partnership shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 270 days after the date of the Closing. The Partnership will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the date on which all such Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Notwithstanding anything to the contrary contained in this Agreement, in the event the Commission seeks to characterize the Shelf Registration Statement as constituting an offering of securities by or on behalf of the Partnership, such that the Commission does not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Partnership shall reduce the number of Registrable Securities to be included in the Shelf Registration Statement by all Holders until such time as the Commission shall so permit such Shelf Registration Statement to become effective as aforesaid.

3

In making such reduction, the Partnership shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of Registrable Securities by one or more particular Holders is resulting in the Commission’s position that the offering is being made “by or on behalf of the Company,” in which event the Registrable Securities held by such Holder(s) shall be the only Registrable Securities subject to reduction (and, if by more than one Holder, on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of Registrable Securities by all such Holders). In addition, in the event that the Commission requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Partnership shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Commission does not require such identification or until such Holder accepts such identification and the manner thereof. Each such excluded Registrable Security shall be referred to herein as an “Excluded Registrable Security” from the date of effectiveness of the initial Shelf Registration Statement to but not including the earliest of the date (i) such Excluded Registrable Security is no longer a Registrable Security as defined herein or (ii) such Excluded Registrable Security is included in an effective Shelf Registration Statement. Subject to the provisions of this Agreement, the Partnership shall use its commercially reasonable efforts to file and have declared effective one or more subsequent Shelf Registration Statements or amendments thereto that include the Excluded Registrable Securities of any Holder excluded from the initial Shelf Registration Statement at such time as it may do so in accordance with the Securities Act as interpreted by the Commission. In addition, if no such Shelf Registration Statement has been filed and a Holder holds Excluded Registrable Securities that are no longer required by the Commission to be excluded from a Shelf Registration Statement, upon delivery of a written request to the Partnership by such Holder, the Partnership shall file a Shelf Registration Statement that includes such Holder’s Excluded Registrable Securities within 30 days of such request. Except with respect to the time periods for filing and effectiveness, any such subsequent Shelf Registration Statement shall be subject to the same provisions of this Agreement as the initial Shelf Registration Statement.
          (b) Failure To Go Effective. If the Shelf Registration Statement required by Section 2.01 is not declared effective within 270 days after Closing, then each Purchaser shall be entitled to a payment (with respect to the Purchased Units of each such Purchaser), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 60 days following the 270th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”); provided, however, the aggregate amount of Liquidated Damages payable by the Partnership under this Agreement to each Purchaser shall not exceed 10.0% of the Liquidated Damages Multiplier with respect to such Purchaser. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Purchaser in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument filed as exhibits to the SEC Documents, then the Partnership may pay the Liquidated

4

Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly prepare and file an amendment to the Shelf Registration Statement prior to its effectiveness adding such Common Units to such Shelf Registration Statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average closing price of the Partnership’s Common Units on NASDAQ for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due. The payment of the Liquidated Damages to a Purchaser shall cease at such time as the Purchased Units of such Purchaser cease to be Registrable Securities. As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Purchasers with written notice of the effectiveness of the Shelf Registration Statement.
          (c) Waiver of Liquidated Damages. If the Partnership is unable to cause a Shelf Registration Statement to go effective within 270 after Closing, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its reasonable discretion.
          (d) Termination of Purchaser’s Rights. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.10) under this Section 2.01 shall terminate upon the termination of the Effectiveness Period.
          (e) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Purchasers be suspended for a period that exceeds 60 days in any 90-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Purchaser in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
          (f) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Shelf Registration Statement as a result of a suspension pursuant to Section 2.01(e) of this Agreement in excess of the periods permitted therein or (ii) the Shelf Registration Statement is filed and declared effective but,

5

during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Shelf Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(e) of this Agreement or (y) the date after the Shelf Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(f), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.
     Section 2.02 Piggyback Rights.
          (a) Participation. If at any time the Partnership proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account, then as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement to a prospectus relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement to a prospectus relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, the Partnership shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, that each such Holder shall keep all information relating to such Underwritten Offering in confidence and shall not make use of, disseminate or in any way disclose any such information; provided, further, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders

6

and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $15 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement. Notwithstanding the foregoing, any Holder holding greater than $15 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement, may deliver written notice (an “Opt Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, that, such Holder may later revoke any such Opt Out Notice. Following receipt of an Opt Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).
          (b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and the General Partner and its Affiliates (as defined in the Partnership Agreement) and (ii) second, pro rata among the Selling Holders party to this Agreement and any other Persons who have been or are granted registration rights on or after the date of this Agreement (other than the General Partner and its Affiliates, “Other Holders”), in each case, who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of Common Units proposed to be sold by all Selling Holders and Other Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Common Units owned on the Registration Deadline by such Selling Holder or Other Holder by (y) the aggregate number of Common Units owned by all Selling Holders and Other Holders participating in the Underwritten Offering.
     Section 2.03 Underwritten Offerings.
          (a) General Procedures. In connection with any Underwritten Offering under this Agreement, (i) the Partnership shall be entitled to select the Managing Underwriter or Underwriters and (ii) each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney,

7

indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. The Partnership’s management shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.
          (b) Withdrawal. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Partnership and the Managing Underwriter delivered at any time up to and including the time of pricing of the Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses. The Holder may agree to waive this right to withdraw with the Partnership, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by such Holder in connection with the underwriting.
     Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          (b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;
          (c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration

8

statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or such other registration statement;
          (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
          (f) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

9

          (g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;
          (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;
          (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
          (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
          (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and
          (n) the Partnership agrees that, if any Purchaser could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the Shelf Registration Statement, in addition to its obligations set forth in paragraph (i) above, at any Purchaser’s request, (A) the Partnership will furnish to such Purchaser, on the date of the effectiveness of the Shelf Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, an opinion of counsel for the Partnership and, to the extent practicable, a “cold comfort” letter signed by the independent public accountants who

10

have certified the Partnership’s financial statements included or incorporated by reference into the Shelf Registration Statement, and each of the opinion and “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to the Shelf Registration Statement as have been customarily covered in opinions of issuer’s counsel and accountants’ letters delivered to the underwriters in Underwritten Offerings of securities of the Partnership and (B) the Partnership will also permit legal counsel to such Purchaser to review and comment upon the Shelf Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements thereto (excluding any filings made under the Securities Exchange Act of 1934 and incorporated therein by reference) within a reasonable time period prior to their filing with the Commission and not file any Shelf Registration Statement or amendment or supplement thereto (excluding any filings made under the Securities Exchange Act of 1934 and incorporated therein by reference) in a form to which such Purchaser’s legal counsel reasonably objects.
     Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include in the Shelf Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Common Units of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. For one year following the Closing Date, each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by the Partnership (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of the Partnership on whom a restriction is imposed. In addition, the lock-up provisions in this Section 2.06 shall not apply with respect to a Holder that (A) owns less than $15 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement, (B) has delivered an Opt Out Notice to the Partnership pursuant to Section 2.02(a) or (C) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten Offering pursuant to Section 2.02(a) but is unable to do so as a result of the priority provisions contained in Section 2.02(b).

11

     Section 2.07 Expenses.
          (a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
          (b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws (other than fees and expenses of counsel to the Managing Underwriter in connection with an Underwritten Offering), fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
     Section 2.08 Indemnification.
          (a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will

12

not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or any underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement contemplated by this Agreement, or any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any other registration statement contemplated by this Agreements, or any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, that each such Selling Holder’s obligations under this Section 2.08(b) shall not exceed the net proceeds received by such Selling Holding from the sale of Registrable Securities pursuant to the applicable Shelf Registration Statement or other registration statement contemplated by this Agreement, or any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with

13

the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:
          (a) Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

14

          (b) File with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee is an Affiliate or a swap counterpart of such Purchaser, each such transferee or assignee holds Registrable Securities representing at least $15 million of the Purchased Units, based on the purchase price per unit under the Purchase Agreement, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership (other than the General Partner or its Affiliates) that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
          (a) if to Purchaser, to the address set forth in Schedule 8.07 to the Purchase Agreement;
          (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and
          (c) if to the Partnership at Universal Compression Partners, L.P., 4444 Brittmoore Road, Houston, Texas 77041 (facsimile: (713) 335-7867); Attn: General Counsel.
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or

15

sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.
     Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.08 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.
     Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

16

     Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.13 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.
     Section 3.15 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination,

17

consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.
[Signature pages to follow]

18

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO General Partner, LP,
its General Partner

By:	UCO GP, LLC,
its General Partner

By:

Name:

Title:

[PURCHASERS]

Exhibit B
Form of Opinion of Counsel
Exhibit B

Exhibit C
UNIVERSAL COMPRESSION PARTNERS, L.P.
Officer’s Certificate
Exhibit C

Exhibit D
PURCHASER’S OFFICER’S CERTIFICATE
Officer’s Certificate
Exhibit D